UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 17, 2003

Front Range Capital Corporation

(Exact name of registrant as specified in its charter)

Colorado	333-40028	84-0970160

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Century Drive, Suite 202, Louisville, Colorado	80027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(303) 926-0300

Item 4: Change in Registrant’s Certifying Accountant

     (a)  PREVIOUS INDEPENDENT ACCOUNTANTS

     (1)  Effective November 17, 2003, Front Range Capital Corporation (the “Registrant”) dismissed Fortner, Bayens, Levkuvich & Co., P.C. (“Fortner”) as its independent certified public accountants as a result of Fortner’s decision not to register with the Public Company Accounting Oversight Board.

     (2)  Fortner’s reports on the Registrant’s financial statements for the fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant’s two most recent fiscal years and through November 17, 2003, there were no disagreements with Fortner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Fortner’s satisfaction, would have caused them to make reference thereto in connection with their reports on the Registrant’s financial statements.

     (3)  The change of independent accountants was recommended and approved by the Registrant’s Audit Committee and such approval was ratified by the Registrant’s Board of Directors on November 17, 2003.

     (4)  During the Registrant’s two most recent fiscal years and through November 17, 2003, there have been no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

     (5)  The Registrant has provided Fortner with a copy of the foregoing disclosures and has requested that Fortner review such disclosures and provide a letter addressed to the Securities and Exchange Commission stating whether they agree with such statements. A copy of Fortner’s letter in response to such request is attached as Exhibit 16.

     (b)  NEW INDEPENDENT ACCOUNTANTS

     (1)  On November 17, 2003, the Registrant engaged McGladrey & Pullen, LLP (“McGladrey”) as its principal accountant to audit the Registrant’s financial statements.

     (2)  During the Registrant’s two most recent fiscal years and through November 17, 2003, the Registrant has not consulted with McGladrey regarding any of the matters or events set forth in Item 304(a) (2) (i) and (ii) of Regulation S-B.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits.

     (16)  Letter regarding Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FRONT RANGE CAPITAL CORPORATION

Date: November 21, 2003	By:	/s/ William A. Mitchell, Jr. William A. Mitchell, Jr. Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit No.	Description

16	Letter regarding Change in Certifying Accountant